UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2026

Tradeweb Markets Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38860	83-2456358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Park Avenue New York, New York		10167
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 430-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001	TW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition of Trumid

On October 19, 2026, Tradeweb Markets LLC (“Acquiror” or “TWM LLC”), a Delaware limited liability company and a subsidiary of Tradeweb Markets Inc., a Delaware corporation (“Tradeweb Markets” and, together Acquiror and its other subsidiaries, the “Company”), entered into an Equity Purchase Agreement and Agreement and Plan of Merger (the “Transaction Agreement”) with Park Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), the entities listed on Exhibit A thereto (the “Blocker Sellers”) and Exhibit B thereto (the “Blockers”), Trumid Holdings, LLC, a Delaware limited liability company (“Trumid”), Trumid FeederCo, LLC, a Delaware limited liability company (“FeederCo”), Trumid ManagementCo, LLC, a Delaware limited liability company (together with FeederCo, the “Rollover Holders”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the Holder Representative (as defined in the Transaction Agreement) thereunder.

The Transaction Agreement provides for the acquisition by Acquiror of all of the issued and outstanding equity interests of Trumid and each of the Blockers. The transactions contemplated by the Transaction Agreement are structured as follows: (i) immediately prior to the Effective Time (as defined in the Transaction Agreement), Acquiror will purchase from each Blocker Seller all of its right, title and interest in its applicable Blocker (the “Blocker Purchase”) and (ii) at the Effective Time, Merger Sub will merge with and into Trumid under the Delaware Limited Liability Company Act, with Trumid surviving as a wholly-owned subsidiary of Acquiror (the “Merger” and, together with the Blocker Purchase, the “Transaction”). At the effective time of the Merger, Merger Sub’s separate limited liability company existence will cease, and all outstanding membership interests of Trumid (other than those held by the Blockers and the Rollover Interests (as defined in the Transaction Agreement)) will be cancelled and converted into the right to receive each holder’s applicable portion of the Preliminary Purchase Price (as defined in the Transaction Agreement).

In connection with the entry into the Transaction Agreement, Tradeweb Markets and Acquiror also entered into a rollover agreement (the “Rollover Agreement”) with the Rollover Holders, aggregator vehicles which hold certain equity interests of Trumid on behalf of certain management equityholders of Trumid (the “Rollover Members”), and the Rollover Members. Pursuant to the Rollover Agreement, at the Acquisition Closing (as defined below), each Rollover Holder on behalf of its respective Rollover Members will (i) contribute its Rollover Interests to Acquiror in exchange for the issuance to such Rollover Holder of its pro rata portion of 733,900 common membership units of Acquiror (the “LLC Units”) and (ii) acquire its pro rata portion of 733,900 shares of Class C common stock, par value $0.00001 per share, of Tradeweb Markets (the “Class C Shares”) at a price per share equal to par value, subject to the terms and conditions of the Rollover Agreement. The LLC Units will be redeemable or exchangeable on a one-for-one basis for shares of Class A Common Stock, par value $0.00001 per share, of Tradeweb Markets (the “Class A Common Stock”) or, at Tradeweb Market’s option, cash in accordance with the terms of the Fifth Amended and Restated Limited Liability Company Agreement, as amended, modified, or supplemented from time to time, of TWM LLC (the “LLC Agreement”) and the shares of Class A Common Stock received upon any such redemption or exchange will be subject to certain restrictions on transfer in accordance with the terms of the Rollover Agreement.

Pursuant to the Transaction Agreement, Acquiror will pay a purchase price of $1.970 billion, which will consist of cash consideration of $1.888 billion, subject to customary adjustments for cash, indebtedness, net working capital and transaction expenses, and equity consideration of $82.0 million. The equity consideration will be comprised of the 733,900 LLC Units to be issued to the Rollover Holders pursuant to the Rollover Agreement, which is based on the volume-weighted average price of the Class A Common Stock over the five trading days prior to the date of the Transaction Agreement. The cash consideration will be paid for the acquisition of the Blockers and all of the outstanding equity interests of Trumid (other than equity interests held by the Blockers and the Rollover Interests).

The Transaction Agreement contains customary representations, warranties and covenants of the parties thereto. From the date of the Transaction Agreement until the closing of the transactions contemplated thereby (the “Acquisition Closing”), Trumid and the Blockers are required to operate their respective businesses in the ordinary course in all material respects and to comply with certain other covenants regarding the operation of their respective businesses. Acquiror has obtained representation and warranty insurance, subject to exclusions, policy limits and certain other terms and conditions, to provide coverage for liabilities that may result from a breach of certain representations and warranties made by Trumid, the Blockers and the Blocker Sellers in the Transaction Agreement.

The Acquisition Closing is subject to customary closing conditions, including, among others, (i) the absence of any governmental order restraining, prohibiting or otherwise making illegal the consummation of the transactions contemplated by the Transaction Agreement, (ii) the expiration or termination of all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and satisfaction of a condition relating to review by the Competition and Markets Authority of the United Kingdom, in each case relating to the transactions contemplated by the Transaction Agreement, (iii) the obtaining of approval by the United States Financial Industry Regulatory Authority, (iv) the accuracy of the parties’ representations and warranties contained in the Transaction Agreement (subject to certain materiality qualifications), (v) the parties’ compliance with the covenants and agreements contained in the Transaction Agreement in all material respects, and (vi) the absence of a material adverse effect with respect to Trumid and its subsidiaries, taken as a whole.

The Transaction Agreement contains certain termination rights for Trumid and Acquiror and, subject to certain limitations set forth therein, may be terminated by either Trumid or Acquiror if the Acquisition Closing has not occurred on or before October 19, 2027 (as such date may be extended in accordance with the terms of the Transaction Agreement to a maximum of twenty-four (24) months after the date of the Transaction Agreement). The Company is currently targeting an Acquisition Closing date in the first half of 2027, although no assurance can be given in that regard. In addition, if the Transaction Agreement is terminated under certain circumstances, Acquiror will be obligated to pay Trumid a termination fee of $105 million.

The foregoing summary of the Transaction Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transaction Agreement, which is filed as Exhibit 2.1 hereto and incorporated into this Item 1.01 by reference.

Amendment to LLC Agreement

On October 19, 2026, Tradeweb Markets, as the sole manager of Acquiror, entered into the Amendment to the LLC Agreement (the “Amendment”) with TWM LLC to amend the definition of “Assumed Tax Rate” in the LLC Agreement. The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendment, which is filed as Exhibit 10.1 hereto and incorporated into this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure required by this Item 3.02 and included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The LLC Units and the Class C Shares will be issued in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on this exemption from registration based in part on the nature of the transaction and the representations made by the Rollover Holders and the Rollover Members.

Item 7.01	Regulation FD Disclosure.

On October 19, 2026, Tradeweb Markets issued a press release announcing the Transaction. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference. Tradeweb Markets will host a conference call regarding the Transaction at 8:30 a.m. Eastern time on October 20, 2026. To access the live webcast and accompanying presentation, visit https://investors.tradeweb.com. A replay of the webcast will be available following the conference call. Information on the website is not incorporated by reference herein and is not a part of this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

2.1*	Equity Purchase Agreement and Agreement and Plan of Merger, dated as of October 19, 2026, by and among Tradeweb Markets LLC, Park Merger Sub LLC, the entities listed on Exhibits A and B thereto, Trumid Holdings, LLC, Trumid FeederCo, LLC, Trumid ManagementCo, LLC and Shareholder Representative Services LLC, solely in its capacity as the Holder Representative thereunder.

10.1	Amendment to Fifth Amended and Restated Limited Liability Company Agreement of Tradeweb Markets LLC, dated October 19, 2026, by and between Tradeweb Markets Inc. and Tradeweb Markets LLC.

99.1	Press release of Tradeweb Markets Inc., dated October 19, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRADEWEB MARKETS INC.

Date: October 19, 2026	By:	/s/ Douglas Friedman
	Name:	Douglas Friedman
	Title:	Chief Legal Officer